UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2006

Lazard Ltd

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

441-295-1422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Lazard Ltd may, from time to time, grant various awards to its executive officers under the Lazard’s Equity Incentive Plan. A form of award grant agreement is attached hereto as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2006, the Board of Directors of Lazard Ltd (the “Board”) elected Dr. John K. Shank to the Board. A copy of Lazard Ltd’s press release announcing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference. Dr. Shank has been appointed as a member of the Audit Committee of the Board.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

10.1	Form of Agreement evidencing a grant of Restricted Stock Units to Executive Officers under the Lazard 2005 Equity Incentive Plan

99.1	Press Release issued on January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 26, 2006

LAZARD LTD

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel

EXHIBIT INDEX

10.1	Form of Agreement evidencing a grant of Restricted Stock Units to Executive Officers under the Lazard 2005 Equity Incentive Plan

99.1	Press Release issued on January 24, 2006.